Exhibit 15.1

April 29, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 29, 2021 on our review of interim financial information of Janus Henderson Group plc, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (No. 333-252714) and Form S-8 (Nos. 333-218365 and 333-236685) of Janus Henderson Group plc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Denver, CO

PricewaterhouseCoopers LLP, 1900 16th Street, Denver, CO 80202

T: (720) 931 7000, F: (720) 931 7100, www.pwc.com/us